SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 2, 2015 (June 30, 2015)

TORCHMARK CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 569-4000
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 30, 2015, Torchmark Corporation (Torchmark) and its subsidiary TMK Re, Ltd. (TMK Re) entered into the First Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2015 among Torchmark, TMK Re, the Lenders listed therein and Wells Fargo Bank, National Association (Wells Fargo) (the First Amendment). The First Amendment amends that Amended and Restated Credit Agreement dated as of July 16, 2014 among Torchmark, as the Borrower, TMK Re, as a Loan Party, Wells Fargo Bank National Association, as Administrative Agent, Swing Line Lender, L/C Issuer and L/C Administrator and the other lenders party thereto (the Restated Credit Agreement). The First Amendment provides for a rate floor of zero for LIBOR and Base Rate loans and removes the "dead hand" provision from the Change of Control definition. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached to this Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.
Torchmark and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with certain of the banks that are a party to the First Amendment and their affiliates.

Item 9.01    Financial Statement and Exhibits.

(d)	Exhibits.
(10.1) First Amendment to Amended And Restated Credit Agreement, dated as of June 30, 2015 among Torchmark
Corporation, TMK Re, Ltd., the Lenders listed therein and Wells Fargo Bank, National Association.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: July 2, 2015

/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary